Citizens Financial Group, Inc. Reports Fourth Quarter 2022 Net Income of
$653 million and EPS of $1.25
Underlying Net Income of $685 million and EPS of $1.32*
2022 Net Income of $2.1 billion and EPS of $4.10, $4.84 on an Underlying basis

	Key Financial Data	4Q22	3Q22	4Q21	Fourth Quarter 2022 Highlights

Income Statement	($s in millions)
■Underlying EPS of $1.32 and ROTCE of 19.4%
■Underlying PPNR of $1.0 billion, up 2% QoQ
–NII up 2% QoQ given improved net interest margin, up 5 bps
–Fees down 1% QoQ with lower mortgage fees and FX and derivative products, partly offset by improvement in capital markets fees
–Expenses well controlled, stable QoQ
■Positive underlying operating leverage of 1% QoQ
–Underlying efficiency ratio improved to 54.4%
■Continued strong credit performance with NCO ratio of 22 bps
■Period-end and average loans broadly stable QoQ, up 1% ex-auto run off
–Loan yield up 58 bps QoQ
■Period-end and average deposits up 1% QoQ; deposit costs up 49 bps
■Period-end LDR of 87%; liquidity position remains strong
■Strong CET1 ratio at upper end of target range at 10.0%
■TBV/share of $27.88, up 5% QoQ

	Total revenue	$2,200	$2,177	$1,720
	Pre-provision profit	960	936	659
	Underlying pre-provision profit	1,003	982	710
	Provision (benefit) for credit losses	132	123	(25)
	Net income	653	636	530
	Underlying net income	685	669	569

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$156.7	$156.1	$128.2
	Average loans and leases	157.1	156.9	125.2
	Period-end deposits	180.7	178.6	154.4
	Average deposits	179.0	177.6	153.0
	Period-end loans-to-deposit ratio	86.7%	87.4%	83.0%
	NCO ratio	0.22%	0.19%	0.14%

Financial Metrics	Diluted EPS	$1.25	$1.23	$1.17
	Underlying EPS	1.32	1.30	1.26
	ROTCE	18.5%	17.0%	13.6%
	Underlying ROTCE	19.4	17.9	14.6
	Net interest margin, FTE	3.30	3.25	2.66
	Efficiency ratio	56.4	57.0	61.7
	Underlying efficiency ratio	54.4	54.9	58.7
	CET1	10.0%	9.8%	9.9%
	TBV/Share	$27.88	$26.62	$34.61

Notable Items		4Q22		FY2022
	($s in millions except per share data)	Pre-tax $	EPS	Pre-tax $	EPS
	Integration related	$(35)	$(0.06)	$(413)	$(0.66)
	TOP revenue and efficiency initiatives	(8)	(0.01)	(49)	(0.08)
	Total:	$(43)	$(0.07)	$(462)	$(0.74)

Comments from Chairman and CEO Bruce Van Saun
“We are pleased to deliver another solid quarterly performance, with ROTCE of 19.4% and an efficiency ratio of 54.4%, which caps a strong year overall for Citizens,“ said Chairman and CEO Bruce Van Saun. “We continue to focus on managing the balance sheet and interest rate position well given the macro environment, and we ended the year with a strong credit and capital position. We continue to up our game and deliver better and better for our stakeholders, which includes raising our
*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 16 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
medium-term ROTCE target range to 16 to 18%. I’d like to thank our colleagues for their tremendous effort during 2022. We look forward to continuing our momentum in 2023, we are well prepared for the challenging and uncertain economic environment.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on February 14, 2023 to shareholders of record at the close of business on January 31, 2023.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends									Full Year
				4Q22 change from								2022 change from 2021
($s in millions, except per share data)	4Q22	3Q22	4Q21	3Q22			4Q21			2022	2021
Earnings				$/bps		%	$/bps		%	$	$	$/bps
Net interest income	$1,695	$1,665	$1,126	$30		2%	$569		51%	$6,012	$4,512	$1,500
Noninterest income	505	512	594	(7)		(1)	(89)		(15)	2,009	2,135	(126)
Total revenue	2,200	2,177	1,720	23		1	480		28	8,021	6,647	1,374
Noninterest expense	1,240	1,241	1,061	(1)		—	179		17	4,892	4,081	811
Pre-provision profit	960	936	659	24		3	301		46	3,129	2,566	563
Provision (benefit) for credit losses	132	123	(25)	9		7	157		NM	474	(411)	885
Net income	653	636	530	17		3	123		23	2,073	2,319	(246)
Preferred dividends	32	25	32	7		28	—		—	113	113	—
Net income available to common stockholders	$621	$611	$498	$10		2%	$123		25%	$1,960	$2,206	$(246)
After-tax notable Items	32	33	39	(1)		(3)	(7)		(18)	352	78	274
Underlying net income	$685	$669	$569	$16		2%	$116		20%	$2,425	$2,397	$28
Underlying net income available to common stockholders	653	644	537	9		1	116		22	$2,312	$2,284	$28
Average common shares outstanding
Basic (in millions)	493.3	495.7	424.7	(2.4)		—	68.6		16	476.0	425.7	50.3
Diluted (in millions)	495.5	497.5	426.9	(2.0)		—	68.6		16	477.8	427.4	50.4
Diluted earnings per share	$1.25	$1.23	$1.17	$0.02		2%	$0.08		7%	$4.10	$5.16	$(1.06)
Underlying diluted earnings per share	1.32	1.30	1.26	0.02		2	0.06		5	$4.84	$5.34	$(0.50)
Performance metrics
Net interest margin	3.29%	3.24%	2.66%	5	bps		63	bps		3.10%	2.71%	39	bps
Net interest margin, FTE	3.30	3.25	2.66	5			64			3.10	2.72	38
Effective income tax rate	21.2	21.8	22.4	(64)			(124)			21.9	22.1	(17)
Efficiency ratio	56.4	57.0	61.7	(66)			(532)			61.0	61.4	(41)
Underlying efficiency ratio	54.4	54.9	58.7	(48)			(429)			57.5	59.8	(231)
Return on average common equity	11.6	10.9	9.3	65			230			9.0	10.5	(147)
Return on average tangible common equity	18.5	17.0	13.6	150			489			13.9	15.4	(153)
Underlying return on average tangible common equity	19.4	17.9	14.6	149			479			16.4	16.0	43
Return on average total assets	1.15	1.12	1.12	3			3			0.96	1.25	(29)
Return on average total tangible assets	1.19	1.16	1.17	3			2			1.00	1.30	(30)
Underlying return on average total tangible assets	1.25%	1.22%	1.25%	3	bps		—	bps		1.17%	1.34%	(17)	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.0%	9.8%	9.9%
Total capital ratio	12.8	12.6	12.7
Tier 1 leverage ratio	9.3	9.2	9.7
Allowance for credit losses to loans and leases	1.43%	1.41%	1.51%	2	bps		(8)	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	0.60%	0.55%	0.55%	5	bps		5	bps
Allowance for credit losses to nonaccrual loans and leases	237	258	276	(2,033)			(3,840)
Net charge-offs as a % of average loans and leases	0.22%	0.19%	0.14%	3	bps		8	bps		0.18%	0.26%	(8)	bps
1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
2) Current reporting-period regulatory capital ratios are preliminary.
3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.

The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends									Full Year
				4Q22 change from								2022 Change
($s in millions, except per share data)	4Q22	3Q22	4Q21	3Q22			4Q21			2022	2021	from 2021
				$/bps		%	$/bps		%			%
Net interest income	$1,695	$1,665	$1,126	$30		2%	$569		51%	$6,012	$4,512	33%
Noninterest income	505	512	594	(7)		(1)	(89)		(15)	2,040	2,135	(4)
Total revenue	$2,200	$2,177	$1,720	$23		1%	$480		28%	$8,052	$6,647	21%
Noninterest expense	$1,197	$1,195	$1,010	$2		—%	$187		19%	$4,630	$3,976	16%
Provision (benefit) for credit losses	132	123	(25)	9		7	157		NM	305	(411)	NM
Net income available to common stockholders	$653	$644	$537	$9		1%	$116		22%	$2,312	$2,284	1%
Performance metrics
EPS	$1.32	$1.30	$1.26	$0.02		2%	$0.06		5%	$4.84	$5.34	(9)%
Efficiency ratio	54.4%	54.9%	58.7%	(48)	bps		(429)	bps		57.5	59.8	(231)
Return on average tangible common equity	19.4%	17.9%	14.6%	149	bps		479	bps		16.4%	16.0%	43	bps
Operating leverage						0.9%			9.4%			4.7%

Consolidated balance sheet review(1):

				4Q22 change from
($s in millions)	4Q22	3Q22	4Q21	3Q22			4Q21
				$/bps		%	$/bps		%
Total assets	$226,733	$224,684	$188,409	$2,049		1%	$38,324		20%
Total loans and leases	156,662	156,140	128,163	522		—	28,499		22
Total loans held for sale	982	1,962	3,468	(980)		(50)	(2,486)		(72)
Deposits	180,724	178,566	154,361	2,158		1	26,363		17
Stockholders' equity	23,690	23,146	23,420	544		2	270		1
Stockholders' common equity	21,676	21,132	21,406	544		3	270		1
Tangible common equity	$13,728	$13,197	$14,609	$531		4%	$(881)		(6)%
Loans-to-deposit ratio (period-end)(2)	86.7%	87.4%	83.0%	(75)	bps		366	bps
Loans-to-deposit ratio (average)(2)	87.7%	88.3%	81.8%	(58)	bps		591	bps
1) Represents period end unless otherwise noted.
2) Excludes loans held for sale.

Citizens Financial Group, Inc.

Notable items:
Quarterly results for third and fourth quarter 2022 and fourth quarter 2021 reflect notable items primarily related to integration costs associated with the acquisitions of HSBC, ISBC and JMP Group LLC, as well as TOP revenue and efficiency initiatives. In addition, full year 2022 results include notable items representing the day-one CECL provision expense ("double count") related to the HSBC and ISBC transactions. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration related	4Q22		3Q22		4Q21		FY 2022		FY 2021
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Noninterest income	$—	$—	$—	$—	$—	$—	$(31)	$(23)	$—	$—

EPS Impact - Noninterest income		$—		$—		$—		$(0.05)		$—

Salaries & benefits	$(13)	$(9)	$(17)	$(12)	$(3)	$(2)	$(98)	$(72)	$(3)	$(2)
Outside services	(15)	(12)	(11)	(8)	(22)	(17)	(89)	(67)	(28)	(21)
Equipment and software	(1)	(1)	—	—	(1)	(1)	(1)	(1)	(1)	(1)
Occupancy	—	—	(2)	(1)	—	—	(2)	(1)	—	—
Other expense	(6)	(4)	(7)	(5)	(3)	(2)	(23)	(16)	(3)	(2)
Noninterest expense	$(35)	$(26)	$(37)	$(26)	$(29)	$(22)	$(213)	$(157)	$(35)	$(26)

EPS Impact - Noninterest expense		$(0.06)		$(0.06)		$(0.05)		$(0.34)		$(0.06)

ISBC/HSBC Day 1 CECL provision expense (“double count”)	$—	$—	$—	$—	$—	$—	$(169)	$(126)	$—	$—

EPS Impact - Provision for credit losses		$—		$—		$—		$(0.26)		$—

Tax integration cost	$—	$—	$—	$—	$—	$—	$—	$(6)	$—	$—

EPS Impact - Tax integration cost		$—		$—		$—		$(0.01)		$—

Total integration related	$(35)	$(26)	$(37)	$(26)	$(29)	$(22)	$(413)	$(312)	$(35)	$(26)

EPS Impact - Total integration related		$(0.06)		$(0.06)		$(0.05)		$(0.66)		$(0.06)

Other notable items - TOP related	4Q22		3Q22		4Q21		FY 2022		FY 2021
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Other notable items- TOP & other actions

Tax notable items	$—	$—	$—	$—	$—	$—	$—	$(3)	$—	$—

Salaries & benefits	(2)	(2)	—	—	(2)	(2)	(12)	(9)	11	8
Outside services	(2)	(1)	(9)	(7)	(15)	(11)	(24)	(18)	(32)	(24)
Equipment and software	(1)	—	—	—	(1)	(1)	(9)	(6)	(16)	(12)
Occupancy	(2)	(2)	—	—	(5)	(4)	(3)	(3)	(18)	(13)
Other expense	(1)	(1)	—	—	1	1	(1)	(1)	(15)	(11)
Noninterest expense	$(8)	$(6)	$(9)	$(7)	$(22)	$(17)	$(49)	$(37)	$(70)	$(52)

Total Other Notable Items	$(8)	$(6)	$(9)	$(7)	$(22)	$(17)	$(49)	$(40)	$(70)	$(52)

EPS Impact - Other Notable Items		$(0.01)		$(0.01)		$(0.04)		$(0.08)		$(0.12)

Total Notable Items	$(43)	$(32)	$(46)	$(33)	$(51)	$(39)	$(462)	$(352)	$(105)	$(78)

Total EPS Impact		$(0.07)		$(0.07)		$(0.09)		$(0.74)		$(0.18)

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				4Q22 change from
($s in millions)	4Q22	3Q22	4Q21	3Q22			4Q21
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,919	$1,690	$1,079	$229		14%	$840		78%
Investment securities	258	243	119	15		6	139		117
Interest-bearing deposits in banks	75	36	4	39		108	71		NM
Total interest income	$2,252	$1,969	$1,202	$283		14%	$1,050		87%
Interest expense:
Deposits	$396	$176	$33	$220		125%	$363		NM
Short-term borrowed funds	2	11	1	(9)		(82)	1		100
Long-term borrowed funds	159	117	42	42		36	117		NM
Total interest expense	$557	$304	$76	$253		83%	$481		NM
Net interest income	$1,695	$1,665	$1,126	$30		2%	$569		51%

Net interest margin, FTE	3.30%	3.25%	2.66%	5	bps		64	bps

Fourth quarter 2022	vs.	third quarter 2022
Net interest income of $1.7 billion increased 2%, reflecting higher net interest margin. The company continues to benefit from the transformation of its deposit base and careful management of deposit betas.
•Net interest margin of 3.30% increased 5 basis points, reflecting higher earning-asset yields given higher market interest rates, partially offset by increased funding costs.

Fourth quarter 2022	vs.	fourth quarter 2021
Net interest income of $1.7 billion increased 51%, reflecting a higher net interest margin and 22% growth in average interest-earning assets, including the impact of the HSBC and ISBC transactions.
•Net interest margin of 3.30% increased 64 basis points, reflecting higher earning-asset yields given higher market interest rates and loan growth, partially offset by increased funding costs.

Citizens Financial Group, Inc.

Noninterest Income				4Q22 change from
($s in millions)	4Q22	3Q22	4Q21	3Q22		4Q21
				$	%	$	%
Service charges and fees	$105	$109	$100	$(4)	(4)%	$5	5%
Capital markets fees	98	89	184	9	10	(86)	(47)
Card fees	71	71	65	—	—	6	9
Mortgage banking fees	54	66	76	(12)	(18)	(22)	(29)
Trust and investment services fees	61	61	60	—	—	1	2
Foreign exchange and derivative products	35	42	35	(7)	(17)	—	—
Letter of credit and loan fees	41	40	41	1	3	—	—
Securities gains, net	4	—	1	4	100	3	NM
Other income(1)	36	34	32	2	6	4	13
Noninterest income	$505	$512	$594	$(7)	(1)%	$(89)	(15)%

Fourth quarter 2022	vs.	third quarter 2022
Underlying noninterest income of $505 million decreased $7 million, or 1%.
•Service charges and fees decreased $4 million, primarily reflecting the impact of the elimination of non-sufficient funds fees.
•Capital markets fees increased $9 million, given increased underwriting and M&A advisory fees.
•Mortgage banking fees decreased $12 million, driven mainly by lower production volume given higher interest rates.
•Foreign exchange and derivative products revenue decreased $7 million, reflecting a net $5 million negative CVA/DVA impact, while business results were relatively stable.

Fourth quarter 2022	vs.	fourth quarter 2021
Underlying noninterest income of $505 million decreased $89 million, or 15%, reflecting lower capital markets and mortgage banking fees.
•Service charges and fees increased $5 million, reflecting the benefit of acquisitions.
•Capital markets fees decreased $86 million, reflecting lower syndications and M&A advisory fees given challenging market conditions.
•Mortgage banking fees decreased $22 million, driven by lower production volumes and lower gain-on-sale margins, partially offset by higher servicing revenue.
•Card fees increased $6 million, given higher transaction volumes.

Citizens Financial Group, Inc.

Noninterest Expense				4Q22 change from
($s in millions)	4Q22	3Q22	4Q21	3Q22		4Q21
				$	%	$	%
Salaries and employee benefits	$633	$639	$551	$(6)	(1)%	$82	15%
Outside services	170	172	175	(2)	(1)	(5)	(3)
Equipment and software	170	159	146	11	7	24	16
Occupancy	110	106	86	4	4	24	28
Other operating expense	157	165	103	(8)	(5)	54	52
Noninterest expense	$1,240	$1,241	$1,061	$(1)	—%	$179	17%
Notable items	$43	$46	$51	$(3)	(7)%	$(8)	(16)%

Underlying, as applicable
Salaries and employee benefits	$618	$622	$546	$(4)	(1)%	$72	13%
Outside services	153	152	138	1	1	15	11
Equipment and software	168	159	144	9	6	24	17
Occupancy	108	104	81	4	4	27	33
Other operating expense	150	158	101	(8)	(5)	49	49
Underlying noninterest expense	$1,197	$1,195	$1,010	$2	—%	$187	19%

Fourth quarter 2022	vs.	third quarter 2022
Underlying noninterest expense of $1.2 billion is broadly stable, reflecting modest increases in equipment and software and occupancy, largely offset by lower salaries and employee benefits and lower FDIC insurance. Results reflect strong expense discipline and the benefit of efficiency initiatives.
The effective tax rate was 21.2%, down from 21.8%.

Fourth quarter 2022	vs.	fourth quarter 2021
Underlying noninterest expense of $1.2 billion, increased 4% excluding the HSBC and ISBC transactions, and the Commercial fee-based acquisitions that closed after second quarter 2021, reflecting increased equipment and software expense, as well as higher other operating expenses, primarily advertising, FDIC insurance and travel costs, partially offset by the benefit of efficiency initiatives.
The effective tax rate of 21.2% was down from 22.4% in fourth quarter 2021.

Citizens Financial Group, Inc.

Interest-earning assets				4Q22 change from
($s in millions)	4Q22	3Q22	4Q21	3Q22		4Q21
Period-end interest-earning assets				$	%	$	%
Investments	$35,052	$34,813	$29,042	$239	1%	$6,010	21%
Interest-bearing deposits in banks	9,361	7,186	8,319	2,175	30	1,042	13
Commercial loans and leases	82,180	81,114	60,350	1,066	1	21,830	36
Retail loans	74,482	75,026	67,813	(544)	(1)	6,669	10
Total loans and leases	156,662	156,140	128,163	522	—	28,499	22
Loans held for sale, at fair value	774	1,048	2,733	(274)	(26)	(1,959)	(72)
Other loans held for sale	208	914	735	(706)	(77)	(527)	(72)
Total loans and leases and loans held for sale	157,644	158,102	131,631	(458)	—	26,013	20
Total period-end interest-earning assets	$202,057	$200,101	$168,992	$1,956	1%	$33,065	20%
Average interest-earning assets
Investments	$38,772	$38,510	$28,193	$262	1%	$10,579	38%
Interest-bearing deposits in banks	6,915	5,203	11,152	1,712	33	(4,237)	(38)
Commercial loans and leases	82,468	82,047	58,900	421	1	23,568	40
Retail loans	74,631	74,832	66,309	(201)	—	8,322	13
Total loans and leases	157,099	156,879	125,209	220	—	31,890	25
Loans held for sale, at fair value	1,179	1,600	3,133	(421)	(26)	(1,954)	(62)
Other loans held for sale	557	1,385	321	(828)	(60)	236	74
Total loans and leases and loans held for sale	158,835	159,864	128,663	(1,029)	(1)	30,172	23
Total average interest-earning assets	$204,522	$203,577	$168,008	$945	—%	$36,514	22%

Fourth quarter 2022	vs.	third quarter 2022
Period-end interest-earning assets of $202.1 billion increased $2.0 billion, or 1%, driven by a $2.2 billion increase in cash held in interest-bearing deposits, as well as a $522 million increase in total loans and leases and a $239 million increase in investments. The increase in loans and leases reflects a $1.1 billion, or 1%, increase in commercial loans and leases, given growth in C&I and in commercial real estate, primarily reflecting line draws and slower paydowns. This was partially offset by a $544 million decrease in retail, given planned run off in auto, partially offset by growth in home equity and mortgage. Excluding the auto run off, period-end total loan growth is 1% and retail loan growth is 1%.
Average interest-earning assets of $204.5 billion increased $945 million driven by a $1.7 billion increase in cash held in interest-bearing deposits and a $220 million increase in loans and leases, partly offset by a $1.2 billion decrease in loans held for sale. Loan growth was driven by commercial, reflecting modest growth in both C&I and in commercial real estate. Excluding the auto run off, average total loan growth is 1% and retail loan growth is 1%.
The average effective duration of the securities portfolio was 5.8 years compared with 5.9 years at September 30, 2022 and 4.3 years at December 31, 2021.

Fourth quarter 2022	vs.	fourth quarter 2021
Period-end interest-earning assets of $202.1 billion increased $33.1 billion, or 20%, as a $28.5 billion increase in loans, a $6.0 billion increase in investments and a $1.0 billion increase in cash held in interest-bearing deposits was partly offset by a $2.5 billion decrease in loans held for sale. Excluding the impact of the HSBC and ISBC transactions, loan growth was 6% with 11% growth in commercial led by C&I, and 2% growth in retail given strength in mortgage and home equity, partially offset by planned run off in auto and personal unsecured installment loans. Excluding the auto run off, period-end total loan growth is 9% and retail loan growth is 7%.
Average interest-earning assets of $204.5 billion increased $36.5 billion, or 22%, as a $31.9 billion increase in loans and a $10.6 billion increase in investments were partly offset by a $4.2 billion decrease in cash held in interest-bearing deposits reflecting the deployment of elevated liquidity. Results also reflect a $1.7 billion decrease in loans held for sale. Excluding the impact of the HSBC and ISBC transactions, loan growth was 9%, with 14% growth in commercial, primarily reflecting growth in

Citizens Financial Group, Inc.
C&I. Retail loans increased 5%, driven by mortgage and home equity, partially offset by planned run off of auto and personal unsecured installment loans. Excluding the auto run off, average total loan growth is 11% and retail loan growth is 8%.

Citizens Financial Group, Inc.

Deposits				4Q22 change from
($s in millions)	4Q22	3Q22	4Q21	3Q22		4Q21
Period-end deposits				$	%	$	%
Demand	$49,283	$51,888	$49,443	$(2,605)	(5)%	$(160)	—%
Money market	49,905	49,081	47,216	824	2	2,689	6
Checking with interest	39,721	38,040	30,409	1,681	4	9,312	31
Savings	29,805	29,882	22,030	(77)	—	7,775	35
Term	12,010	9,675	5,263	2,335	24	6,747	128
Total period-end deposits	$180,724	$178,566	$154,361	$2,158	1%	$26,363	17%
Average deposits
Demand	$50,706	$53,293	$49,206	$(2,587)	(5)%	$1,500	3%
Money market	50,228	47,374	48,512	2,854	6	1,716	4
Checking with interest	36,952	38,297	28,075	(1,345)	(4)	8,877	32
Savings	29,780	28,741	21,575	1,039	4	8,205	38
Term	11,378	9,913	5,636	1,465	15	5,742	102
Total average deposits	$179,044	$177,618	$153,004	$1,426	1%	$26,040	17%

Fourth quarter 2022	vs.	third quarter 2022
Total period-end deposits of $180.7 billion were up 1%, given increases in term, checking with interest and money market accounts, partially offset by a decrease in demand deposits.
Average deposits of $179.0 billion were up 1%, driven by growth in money market accounts, term and savings, partially offset by a decrease in demand deposits and checking with interest.

Fourth quarter 2022	vs.	fourth quarter 2021
Total period-end deposits of $180.7 billion increased $26.4 billion, or 17%, driven by the $25.4 billion impact of the HSBC and ISBC transactions. Excluding these transactions, deposits are up 1% with growth in term, savings and checking with interest, partially offset by a decrease in demand deposits and money market accounts.
Average deposits of $179.0 billion increased $26.0 billion, or 17%, including the $25.5 billion impact of the HSBC and ISBC transactions. Excluding these transactions, deposits were broadly stable, driven largely by growth in term, savings and checking with interest, partly offset by decreases in demand deposits and money market accounts.

Citizens Financial Group, Inc.

Borrowed Funds				4Q22 change from
($s in millions)	4Q22	3Q22	4Q21	3Q22		4Q21
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$3	$263	$74	$(260)	(99) %	$(71)	(96) %
Long-term borrowed funds
FHLB advances	8,519	9,519	19	(1,000)	(11)	8,500	NM
Senior debt	5,555	4,954	5,326	601	12	229	4
Subordinated debt and other debt	1,813	1,813	1,587	—	—	226	14
Total borrowed funds	$15,890	$16,549	$7,006	$(659)	(4)%	$8,884	127%
Average borrowed funds
Short-term borrowed funds	$262	$2,043	$24	$(1,781)	(87) %	$238	NM
Long-term borrowed funds
FHLB advances	8,818	9,226	18	(408)	(4)	8,800	NM
Senior debt	5,397	4,633	5,338	764	16	59	1
Subordinated debt and other debt	1,812	1,988	1,587	(176)	(9)	225	14
Total average borrowed funds	$16,289	$17,890	$6,967	$(1,601)	(9)%	$9,322	134%

Fourth quarter 2022	vs.	third quarter 2022
Period-end borrowed funds decreased by $659 million, primarily due to a reduction in FHLB advances, partially offset by an increase in senior debt. Short-term FHLB advances decreased $260 million, while long-term FHLB advances decreased $1.0 billion, for a total reduction in FHLB advances of $1.3 billion.
Average borrowed funds decreased by $1.6 billion, due to a reduction in FHLB advances, partially offset by an increase in senior debt. Short-term FHLB advances decreased $1.8 billion, while long-term FHLB advances decreased $408 million, for a total reduction in FHLB advances of $2.2 billion.

Fourth quarter 2022	vs.	fourth quarter 2021
Period-end borrowed funds increased by $8.9 billion, given an increase in long-term FHLB advances primarily related to the ISBC acquisition balance sheet.
Average borrowed funds increased by $9.3 billion given an increase in long-term FHLB advances primarily related to the ISBC acquisition balance sheet.

Citizens Financial Group, Inc.

Capital				4Q22 change from
($s and shares in millions, except per share data)	4Q22	3Q22	4Q21	3Q22		4Q21
Period-end capital				$	%	$	%
Stockholders' equity	$23,690	$23,146	$23,420	$544	2%	$270	1%
Stockholders' common equity	21,676	21,132	21,406	544	3	270	1
Tangible common equity	13,728	13,197	14,609	531	4	(881)	(6)
Tangible book value per common share	$27.88	$26.62	$34.61	$1.26	5%	$(6.73)	(19)%
Common shares - at end of period	492.3	495.8	422.1	(3.6)	(1)	70.1	17
Common shares - average (diluted)	495.5	497.5	426.9	(2.0)	—%	68.6	16%
Common equity tier 1 capital ratio(1)	10.0%	9.8%	9.9%
Total capital ratio(1)	12.8	12.6	12.7
Tier 1 leverage ratio(1)	9.3%	9.2%	9.7%
1) Current reporting-period regulatory capital ratios are preliminary.

Fourth quarter 2022
•The CET1 capital ratio was 10.0% as of December 31, 2022 compared with 9.8% at September 30, 2022 and 9.9% at December 31, 2021.
•Total capital ratio of 12.8% compares with 12.6% at September 30, 2022 and 12.7% as of December 31, 2021.
•Tangible book value per common share of $27.88 increased 4.7% compared with third quarter 2022.
•Citizens paid $208 million in common dividends to shareholders during fourth quarter 2022. This compares with $210 million in common dividends during third quarter 2022 and $168 million during fourth quarter 2021.
•Citizens resumed common stock repurchases during fourth quarter 2022, repurchasing $150 million in common stock.

Citizens Financial Group, Inc.

Credit quality review				4Q22 change from
($s in millions)	4Q22	3Q22	4Q21	3Q22			4Q21
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$944	$852	$702	$92		11%	$242		34%
90+ days past due and accruing(2)	367	462	575	(95)		(21)	(208)		(36)
Net charge-offs	88	74	45	14		19	43		96
Provision (benefit) for credit losses	132	123	(25)	9		7	157		NM
Allowance for credit losses	$2,240	$2,196	$1,934	$44		2%	$306		16%
Nonaccrual loans and leases to loans and leases	0.60%	0.55%	0.55%	5	bps		5
Net charge-offs as a % of total loans and leases	0.22	0.19	0.14	3			8
Allowance for credit losses to loans and leases	1.43	1.41	1.51	2			(8)
Allowance for credit losses to nonaccrual loans and leases	237.3%	257.7%	275.7%	(2,033)	bps		(3,840)	bps
1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
2) 90+ days past due and accruing includes $316 million, $425 million, and $544 million of loans fully or partially guaranteed by the FHA, VA, and USDA for December 31, 2022, September 30, 2022, and December 31, 2021, respectively.

Fourth quarter 2022	vs.	third quarter 2022
•The nonaccrual loans to total loans ratio of 0.60% compares with 0.55% at September 30, 2022.
•Nonaccrual loans of $944 million increased $92 million, or 11%, reflecting an $81 million increase in commercial, primarily related to commercial real estate, and an $11 million increase in retail.
•Net charge-offs of $88 million, or 22 basis points of average loans and leases, were up 3 basis points from the prior quarter. The increase in net charge-offs of $14 million reflects a $13 million increase in retail driven by seasonality in education.
•The fourth quarter 2022 provision for credit losses of $132 million compares with $123 million for third quarter 2022. The reserve build of $44 million increased the allowance for credit losses ratio to 1.43%, up from 1.41% as of September 30, 2022.
•The allowance for credit losses to nonaccrual loans and leases ratio of 237% compares with 258% as of September 30, 2022.

Fourth quarter 2022	vs.	fourth quarter 2021
•The nonaccrual loans to total loans ratio of 0.60% increased from 0.55% at December 31, 2021.
•Nonaccrual loans increased $242 million, or 34%, reflecting the incorporation of ISBC and an increase in commercial, primarily related to commercial real estate.
•Net charge-offs of 22 basis points of average loans and leases compares with 14 basis points in fourth quarter 2021.
•Net charge-offs of $88 million increased $43 million reflecting a $32 million increase in retail, primarily other retail, home equity and auto, and a $11 million increase in commercial.
•Provision for credit losses of $132 million compares with a $25 million benefit in fourth quarter 2021.
•Allowance for credit losses of $2.2 billion was up $306 million compared with with December 31, 2021, primarily reflecting the additions of the ISBC and HSBC portfolios. Allowance for credit losses ratio of 1.43% as of December 31, 2022, compares with 1.51% as of December 31, 2021.
•The allowance for credit losses to nonaccrual loans and leases ratio of 237% compares with 276% as of December 31, 2021.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (877) 336-4440, conference ID 6086305
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on January 17, 2023 through February 17, 2023. Please dial (866) 207-1041 and enter access code 6496917. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $226.7 billion in assets as of December 31, 2022. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,400 ATMs and more than 1,100 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying results, excluding HSBC and ISBC, excluding acquisitions and excluding PPP. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q22 Change						2022 Change
		4Q22	3Q22	4Q21	3Q22		4Q21		2022	2021	2021
					$	%	$	%			$	%
Noninterest income, Underlying:
Noninterest income (GAAP)		$505	$512	$594	($7)	(1%)	($89)	(15%)	$2,009	$2,135	($126)	(6%)
Less: Notable items		—	—	—	—	—	—	—	(31)	—	(31)	(100)
Noninterest income, Underlying (non-GAAP)		$505	$512	$594	($7)	(1%)	($89)	(15%)	$2,040	$2,135	($95)	(4%)
Total revenue, Underlying:
Total revenue (GAAP)	A	$2,200	$2,177	$1,720	$23	1%	$480	28%	$8,021	$6,647	$1,374	21%
Less: Notable items		—	—	—	—	—	—	—	(31)	—	(31)	(100)
Total revenue, Underlying (non-GAAP)	B	$2,200	$2,177	$1,720	$23	1%	$480	28%	$8,052	$6,647	$1,405	21%
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,240	$1,241	$1,061	($1)	—%	$179	17%	$4,892	$4,081	$811	20%
Less: Notable items		43	46	51	(3)	(7)	(8)	(16)	262	105	157	150
Noninterest expense, Underlying (non-GAAP)	D	$1,197	$1,195	$1,010	$2	—%	$187	19%	$4,630	$3,976	$654	16%
Pre-provision profit:
Total revenue (GAAP)	A	$2,200	$2,177	$1,720	$23	1%	$480	28%	$8,021	$6,647	$1,374	21%
Less: Noninterest expense (GAAP)	C	1,240	1,241	1,061	(1)	—	179	17	4,892	4,081	811	20
Pre-provision profit (GAAP)		$960	$936	$659	$24	3%	$301	46%	$3,129	$2,566	$563	22%
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,200	$2,177	$1,720	$23	1%	$480	28%	$8,052	$6,647	$1,405	21%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,197	1,195	1,010	2	—	187	19	4,630	3,976	654	16
Pre-provision profit, Underlying (non-GAAP)		$1,003	$982	$710	$21	2%	$293	41%	$3,422	$2,671	$751	28%
Provision (benefit) for credit losses, Underlying:
Provision (benefit) for credit losses (GAAP)		$132	$123	($25)	$9	7%	$157	NM	$474	($411)	$885	NM
Less: Notable items		—	—	—	—	—	—	—	169	—	169	100
Provision (benefit) for credit losses, Underlying (non-GAAP)		$132	$123	($25)	$9	7%	$157	NM	$305	($411)	$716	NM
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$828	$813	$684	$15	2%	$144	21%	$2,655	$2,977	($322)	(11%)
Less: Expense before income tax benefit related to notable items		(43)	(46)	(51)	3	7	8	16	(462)	(105)	(357)	NM
Income before income tax expense, Underlying (non-GAAP)	F	$871	$859	$735	$12	1%	$136	19%	$3,117	$3,082	$35	1%
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$175	$177	$154	($2)	(1%)	$21	14%	$582	$658	($76)	(12%)
Less: Income tax benefit related to notable items		(11)	(13)	(12)	2	15	1	8	(110)	(27)	(83)	NM
Income tax expense, Underlying (non-GAAP)	H	$186	$190	$166	($4)	(2%)	$20	12%	$692	$685	$7	1%
Net income, Underlying:
Net income (GAAP)	I	$653	$636	$530	$17	3%	$123	23%	$2,073	$2,319	($246)	(11%)
Add: Notable items, net of income tax benefit		32	33	39	(1)	(3)	(7)	(18)	352	78	274	NM
Net income, Underlying (non-GAAP)	J	$685	$669	$569	$16	2%	$116	20%	$2,425	$2,397	$28	1%
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$621	$611	$498	$10	2%	$123	25%	$1,960	$2,206	($246)	(11%)
Add: Notable items, net of income tax benefit		32	33	39	(1)	(3)	(7)	(18)	352	78	274	NM
Net income available to common stockholders, Underlying (non-GAAP)	L	$653	$644	$537	$9	1%	$116	22%	$2,312	$2,284	$28	1%

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS									FULL YEAR
					4Q22 Change								2022 Change
		4Q22	3Q22	4Q21	3Q22			4Q21			2022	2021	2021
					$/bps		%	$/bps		%			$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$2,200	$2,177	$1,720	$23		1.05%	$480		27.98%	$8,021	$6,647	$1,374		20.68%
Less: Noninterest expense (GAAP)	C	1,240	1,241	1,061	(1)		(0.12)	179		16.93	4,892	4,081	811		19.88
Operating leverage							1.17%			11.05%					0.80%
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,200	$2,177	$1,720	$23		1.05%	$480		27.98%	$8,052	$6,647	$1,405		21.15%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,197	1,195	1,010	2		0.16	187		18.63	4,630	3,976	654		16.46
Operating leverage, Underlying (non-GAAP)							0.89%			9.35%					4.69%
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	56.36%	57.02%	61.68%	(66)	bps		(532)	bps		60.99%	61.40%	(41)	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	54.42	54.90	58.71	(48)	bps		(429)	bps		57.51	59.82	(231)	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	21.16%	21.80%	22.40%	(64)	bps		(124)	bps		21.93%	22.10%	(17)	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	21.37	22.00	22.61	(63)	bps		(124)	bps		22.19	22.21	(2)	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$21,276	$22,246	$21,320	($970)		(4%)	($44)		—%	$21,724	$21,025	$699		3%
Return on average common equity	K/M	11.56%	10.91%	9.26%	65	bps		230	bps		9.02%	10.49%	(147)	bps
Return on average common equity, Underlying (non-GAAP)	L/M	12.15	11.52	9.97	63	bps		218	bps		10.64	10.86	(22)	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$21,276	$22,246	$21,320	($970)		(4%)	($44)		—%	$21,724	$21,025	$699		3%
Less: Average goodwill (GAAP)		8,171	8,131	7,092	40		—	1,079		15	7,872	7,062	810		11
Less: Average other intangibles (GAAP)		199	228	56	(29)		(13)	143		NM	181	54	127		235
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		424	424	383	—		—	41		11	413	381	32		8
Average tangible common equity	N	$13,330	$14,311	$14,555	($981)		(7%)	($1,225)		(8%)	$14,084	$14,290	($206)		(1%)
Return on average tangible common equity	K/N	18.46%	16.96%	13.57%	150	bps		489	bps		13.91%	15.44%	(153)	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	19.40	17.91	14.61	149	bps		479	bps		16.41	15.98	43	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$224,970	$225,473	$187,228	($503)		—%	$37,742		20%	$215,061	$185,106	$29,955		16%
Return on average total assets	I/O	1.15%	1.12%	1.12%	3	bps		3	bps		0.96%	1.25%	(29)	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.21	1.18	1.20	3	bps		1	bps		1.13	1.30	(17)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	P	$224,970	$225,473	$187,228	($503)		—%	$37,742		20%	$215,061	$185,106	$29,955		16%
Less: Average goodwill (GAAP)		8,171	8,131	7,092	40		—	1,079		15	7,872	7,062	810		11
Less: Average other intangibles (GAAP)		199	228	56	(29)		(13)	143		NM	181	54	127		235
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		424	424	383	—		—	41		11	413	381	32		8
Average tangible assets	Q	$217,024	$217,538	$180,463	($514)		—%	$36,561		20%	$207,421	$178,371	$29,050		16%
Return on average total tangible assets	I/Q	1.19%	1.16%	1.17%	3	bps		2	bps		1.00%	1.30%	(30)	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/Q	1.25	1.22	1.25	3	bps		—	bps		1.17	1.34	(17)	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS							FULL YEAR
					4Q22 Change						2022 Change
		4Q22	3Q22	4Q21	3Q22		4Q21		2022	2021	2021
					$/bps	%	$/bps	%			$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	R	492,282,158	495,843,793	422,137,197	(3,561,635)	(1%)	70,144,961	17%	492,282,158	422,137,197	70,144,961	17%
Common stockholders' equity (GAAP)		$21,676	$21,132	$21,406	$544	3	$270	1	$21,676	$21,406	$270	1
Less: Goodwill (GAAP)		8,173	8,160	7,116	13	—	1,057	15	8,173	7,116	1,057	15
Less: Other intangible assets (GAAP)		197	199	64	(2)	(1)	133	208	197	64	133	208
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	424	383	(2)	—	39	10	422	383	39	10
Tangible common equity	S	$13,728	$13,197	$14,609	$531	4%	($881)	(6%)	$13,728	$14,609	($881)	(6%)
Tangible book value per common share	S/R	$27.88	$26.62	$34.61	$1.26	5%	($6.73)	(19%)	$27.88	$34.61	($6.73)	(19%)
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	493,293,981	495,651,083	424,697,880	(2,357,102)	—%	68,596,101	16%	475,959,815	425,669,451	50,290,365	12%
Average common shares outstanding - diluted (GAAP)	U	495,478,398	497,477,501	426,868,106	(1,999,103)	—	68,610,292	16	477,803,142	427,435,818	50,367,325	12
Net income per average common share - basic (GAAP)	K/T	$1.26	$1.23	$1.17	$0.03	2	$0.09	8	$4.12	$5.18	($1.06)	(20)
Net income per average common share - diluted (GAAP)	K/U	1.25	1.23	1.17	0.02	2	0.08	7	4.10	5.16	(1.06)	(21)
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.32	1.30	1.26	0.02	2	0.06	5	4.86	5.37	(0.51)	(9)
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.32	1.30	1.26	0.02	2	0.06	5	4.84	5.34	(0.50)	(9)

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS							FULL YEAR
				4Q22 Change						2022 Change
	4Q22	3Q22	4Q21	3Q22		4Q21		2022	2021	2021
				$/bps	%	$/bps	%			$/bps		%
Other income, Underlying:
Other income (GAAP)	$36	$34	$32	$2	6	$4	13%	$82	$89	($7)		(8%)
Less: Notable items	—	—	—	—	—	—	—	(31)	—	(31)		(100)
Other income, Underlying (non-GAAP)	$36	$34	$32	$2	6	$4	13%	$113	$89	$24		27%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$633	$639	$551	($6)	(1%)	$82	15%	$2,549	$2,132	$417	—	20%
Less: Notable items	15	17	5	(2)	(12)	10	200	110	(8)	118		NM
Salaries and employee benefits, Underlying (non-GAAP)	$618	$622	$546	($4)	(1%)	$72	13%	$2,439	$2,140	$299		14%
Outside services, Underlying:
Outside services (GAAP)	$170	$172	$175	($2)	(1%)	($5)	(3%)	$700	$595	$105	—	18%
Less: Notable items	17	20	37	(3)	(15)	(20)	(54)	113	60	53		88
Outside services, Underlying (non-GAAP)	$153	$152	$138	$1	1%	$15	11%	$587	$535	$52		10%
Equipment and software, Underlying:
Equipment and software (GAAP)	$170	$159	$146	$11	7%	$24	16%	$648	$610	$38		6%
Less: Notable items	2	—	2	2	100	—	—	10	17	(7)		(41)
Equipment and software, Underlying (non-GAAP)	$168	$159	$144	$9	6%	$24	17%	$638	$593	$45		8%
Occupancy, Underlying:
Occupancy (GAAP)	$110	$106	$86	$4	4%	$24	28%	$410	$333	$77		23%
Less: Notable items	2	2	5	—	—	(3)	(60)	5	18	(13)		(72)
Occupancy, Underlying (non-GAAP)	$108	$104	$81	$4	4%	$27	33%	$405	$315	$90		29%
Other operating expense, Underlying:
Other operating expense (GAAP)	$157	$165	$103	($8)	(5%)	$54	52%	$585	$411	$174	—	42%
Less: Notable items	7	7	2	—	—	5	250	24	18	6		33
Other operating expense, Underlying (non-GAAP)	$150	$158	$101	($8)	(5%)	$49	49%	$561	$393	$168		43%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of HSBC, ISBC, and Commercial fee-based acquisitions closed after 2Q21
(in millions, except ratio data)

		QUARTERLY TRENDS
					4Q22 Change
		4Q22	3Q22	4Q21	3Q22		4Q21
					$/bps	%	$/bps	%
Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21:
Noninterest expense (GAAP)	A	$1,240	$1,241	$1,061	($1)	—%	$179	17%
Less: Notable items		43	46	51	(3)	(7)	(8)	(16)
Less: HSBC & ISBC Acquisition Impact		129	130	—	(1)	(1)	129	100
Less: Commercial fee based acquisition expenses closed after 2Q21		37	37	20	—	—	17	85
Total Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21 (non-GAAP)	B	$1,031	$1,028	$990	$3	—%	$41	4%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions
(in millions, except ratio data)

		QUARTERLY TRENDS
					4Q22 Change
		4Q22	3Q22	4Q21	3Q22		4Q21
					$/bps	%	$/bps	%
Total Loans, excluding HSBC & ISBC
Total Loans (GAAP)	E	$156,662	$156,140	128,163	522	—%	28,499	22
Less: HSBC & ISBC Acquisition Impact		20,420	21,171	—	(751)	(4)	20,420	100
Total Loans, excluding HSBC & ISBC (non-GAAP)	F	$136,242	$134,969	$128,163	$1,273	1%	$8,079	6%
Total Commercial Loans, excluding HSBC & ISBC
Total Commercial Loans (GAAP)	G	$82,180	$81,114	$60,350	$1,066	1%	$21,830	36%
Less: HSBC & ISBC Acquisition Impact		15,093	15,749	—	(656)	(4)	15,093	100
Total Commercial Loans, excluding HSBC & ISBC (non-GAAP)	H	$67,087	$65,365	$60,350	$1,722	3%	$6,737	11%
Total Retail Loans, excluding HSBC & ISBC
Total Retail Loans (GAAP)	I	$74,482	$75,026	$67,813	($544)	(1%)	$6,669	10%
Less: HSBC & ISBC Acquisition Impact		5,327	5,422	—	(95)	(2)	5,327	100
Total Retail Loans, excluding HSBC & ISBC (non-GAAP)	J	$69,155	$69,604	$67,813	($449)	(1%)	$1,342	2%
Total Average Loans, excluding HSBC & ISBC
Average Loans (GAAP)	K	$157,099	$156,879	$125,209	$220	—%	$31,890	25%
Less: HSBC & ISBC Acquisition Impact		20,804	21,417	—	(613)	(3)	20,804	100
Total Average Loans, excluding HSBC & ISBC (non-GAAP)	L	$136,295	$135,462	$125,209	$833	1%	$11,086	9%
Average Commercial Loans, excluding HSBC & ISBC
Average Commercial Loans (GAAP)	M	$82,468	$82,047	$58,900	$421	1%	$23,568	40%
Less: HSBC & ISBC Acquisition Impact		15,518	15,925	—	(407)	(3)	15,518	100
Average Commercial Loans, excluding HSBC & ISBC (non-GAAP)	N	$66,950	$66,122	$58,900	$828	1%	$8,050	14%
Average Retail Loans, excluding HSBC & ISBC
Average Retail Loans (GAAP)	O	$74,631	$74,832	$66,309	($201)	—%	$8,322	13%
Less: HSBC & ISBC Acquisition Impact		5,286	5,492	—	(206)	(4)	5,286	100
Average Retail Loans, excluding HSBC & ISBC (non-GAAP)	P	$69,345	$69,340	$66,309	$5	—%	$3,036	5%

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonaccrual assets, charge-offs and provision expense;
•The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors and the HSBC branches;
•The effects of geopolitical instability, including as a result of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental, social and governance risks, such as physical or transitional risks associated with climate change, that could adversely affect our reputation, operations, business, and customers.
•A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, risk-weighted assets, capital impacts of strategic initiatives, market conditions, receipt of required regulatory approvals and other regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2022 and Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR